SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

     CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

2901 Via Fortuna, Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 851-4000

Item 2.02	Results of Operations and Financial Condition

On July 26, 2006, the Company issued a press release reporting the financial results of the Company for the first fiscal quarter ended June 24, 2006. A copy of this press release is attached to this Report as exhibit 99.1. All of the information furnished in Item 2.02 of this Report and the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information

Cirrus Logic has included in its earnings release certain financial information that has not been prepared in accordance with GAAP. Cirrus Logic provides non-GAAP measures of R&D and SG&A expenses, net income and earnings per diluted share excluding non-cash charges for stock-based compensation expenses. A reconciliation of such non-GAAP financial information to the most comparable GAAP information is included in the financial statements portion of the earnings release, as well as on our Web site in the Investors section at www.cirrus.com, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. This non-GAAP financial information is not meant as a substitute for the company’s GAAP results, but is included solely for informational and comparative purposes. Cirrus Logic management believes that certain non-GAAP financial information is useful to investors because it can enhance their understanding of the results and trends in the company’s business, and therefore uses this non-GAAP financial information internally to evaluate and manage the company’s operations. The non-GAAP financial information that the company uses may differ from that used by other companies.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

Exhibit 99.1	Cirrus Logic, Inc. press release dated July 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: July 26, 2006	By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil
Title: Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated July 26, 2006.